Exhibit 10.20

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, (C) IN ACCORDANCE WITH RULE 144, RULE 145 OR RULE 144A UNDER THE SECURITIES ACT, IF APPLICABLE, AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS OR (D) IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, OR OTHERWISE SATISFIED ITSELF, THAT THE TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE U.S. STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES.

LUMERA CORPORATION

CONVERTIBLE PROMISSORY NOTE

Note N-	Issuance Date: [ ], 2004
Bothell, Washington

For value received, Lumera Corporation, a Washington corporation (the “Company”), promises to pay to [                ] (the “Holder”), the principal sum of [                ] ($            ). This convertible promissory note (this “Note”) is subject to the following terms and conditions. This Note is one of a series of Convertible Promissory Notes containing substantially identical terms and conditions issued pursuant to that certain Note and Warrant Purchase Agreement dated as of [            ], 2004 (the “Note Purchase Agreement”). All notes issued under the Note Purchase Agreement are referred to herein as the “Notes,” and the holders thereof are referred to herein as the “Holders.”

1.	Interest, Maturity and Default

(a) Interest shall accrue from the Issuance Date on the unpaid principal amount at a rate equal to 6.5 percent per annum, simple interest; provided, however, that if any principal or interest under this Note remains unpaid after March 31, 2005 (the “Maturity Date”), the interest rate on such unpaid amounts shall increase from 6.5 percent per annum to 12 percent per annum, simple interest. Subject to Section 2, principal and any accrued but unpaid interest under this Note shall be due and payable upon demand by the Holder at any time after the Maturity Date.

(b) Notwithstanding the provisions of Section 1(a) above, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon (i) the execution by the Company of a general assignment for the benefit of creditors, (ii) the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, (iii) the appointment of a receiver or trustee to take possession of the property or assets of the Company, or (iv) the closing of an underwritten public offering of the Company’s Common Stock (defined below) pursuant to a registration statement under the Act (an “IPO”).

(c) Notwithstanding the provisions of Sections 1(a) and 1(b) above, if (i) the Company has failed to file a registration statement (the “Registration Statement”) pursuant to Section 5.2(a) of the Note Purchase Agreement within six months of the closing of the IPO, or (ii) the Registration Statement has not been declared effective by the Securities and Exchange Commission within 240 days of the closing of the IPO, then for each month or part thereof that the condition under this Section 1(c)(i) or 1(c)(ii) shall exist, then in addition to the interest otherwise payable under Section l(a), the Company shall pay to Holder a cash amount equal to 2%, or a lesser prorated amount for a period less than a month, of the unpaid or unconverted principal under this Note (the “Late Fee”). Such Late Fee shall cease to accrue on the earliest date more than one year from the Closing Date under the Note Purchase Agreement that the Company is current in its reporting obligations under the Securities Exchange Act of 1934, as amended, and has been subject to such reporting requirements for at least 90 days.

2.	Conversion

(a)	Conversion at Holder’s Election

The principal and accrued but unpaid interest under this Note (the “Aggregate Note Amount”) shall, at the Holders election, be convertible at any time into shares of (i) the Company’s Class A common stock, no par value per share (“Class A Common Stock”), or (ii) if the Class A Common Stock has been converted into another class of common stock as of the date of conversion of the Note, the class of common stock as then authorized (the class of stock issued under this Section 2(a)(i) or (ii), the “Common Stock”). The Aggregate Note Amount shall be convertible into a number of shares of Common Stock equal to the quotient of the Aggregate Note Amount divided by the lesser of (i) $6.00 and (ii) in the event of an IPO, the price per share of Common Stock offered to the public in the IPO (the “IPO Price”).

(b)	Mechanics and Effect of Conversion

No fractional shares of the Company’s capital stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share. Upon conversion of this Note pursuant to this Section 2, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder, at the address of the Holder most recently furnished in writing to the Company, a certificate or certificates for the number of shares of Equity Securities to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted, including, without limitation, the obligation to pay such portion of the principal amount and accrued interest.

3.	Payment

All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Any amounts due in connection with this Note may be prepaid in whole or in part at any time without penalty upon ten (10) days’ advance notice by the Company to the registered holder of this Note.

4.	Transfer; Successors and Assigns

The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, except for a pledge of this Note to a bank or other financial institution that creates a mere security interest in this Note in connection with a bona fide loan transaction, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company, and, thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

5.	Governing Law; Jurisdiction

This Note shall be governed by and construed under the laws of the State of Washington as applied to agreements among Washington residents, entered into and to be performed entirely within the State of Washington, without giving effect to principles of conflicts of law. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in King County, Washington in connection with any action relating to this Note.

6.	Notices

Any notice required or permitted by this Note shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in (d), or (d) three days after deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address of such party indicated on the signature page hereof, or at such other address as such party may designate by 10 days’ advance written notice to the other party given in the foregoing manner.

7.	Amendments and Waivers

Any term of this Note may be amended only with the written consent of the Company and the holders of a majority in interest of the Notes, including the Lead Investor as set forth on Schedule 1 to the Note Purchase Agreement. Any amendment or waiver effected in accordance with this Section 7 shall be binding upon the Company, each Holder and each transferee of the Note.

8.	Shareholders, Officers and Directors Not Liable

In no event shall any shareholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

9.	Action to Collect on Note

If action at law or equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

10.	Waiver of Jury Trial

Each of the Company and Holder hereby waives its right to trial by jury in any claim (whether based upon contract, tort or otherwise) under, related to or arising in connection with this Note.

11.	Waiver of Notice of Presentment

The Company hereby waives presentment, protest and demand, notice of protest, demand and dishonor and non-payment of this Note in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note.

[Signature page follows.]

COMPANY:

LUMERA CORPORATION

By:
Name:	Thomas D. Mino
Title:	Chief Executive Officer

Address:	Lumera Corporation Attn: CEO P.O. Box 3040 Bothell, WA 98041-3040
Facsimile:	(425) 398-6501

AGREED TO AND ACCEPTED:

Name:	[ ]

Address:	[ ] [ ] [ ]

Facsimile: